THE BANK OF NEW
YORK
NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, NY 10286
AMERICAN DEPOSITARY RECEIPTS


NOTICE TO HOLDERS
OF AMERICAN DEPOSITARY
RECEIPTS (ADRS)
OF
ISPAT ISCOR LIMITED
CUSIP:	46489M104
ISIN : 	  ZAE000064044

Dear ADR Holder:

Pursuant to the amended and restated
Deposit Agreement among Ispat Iscor
Limited. (the Company), The Bank of
New York as Depositary (the
Depositary), and each holder from time
to time of American Depositary
Receipts (ADRs) issued thereunder, the
Depositary hereby notifies such Holders
as follows:

Effective March 22, 2005 the
Company changed its name from
Ispat Iscor Limited to Mittal Steel
South Africa Limited

Following are changes made to the
Companys ADR trading information in
connection with its name change.

OLD
Name: Ispat Iscor Limited
CUSIP #:   46489M104
Symbol: ISIPY

NEW
Mittal Steel South Africa Limited
CUSIP #:  60684X104
Symbol:  MTLSY

ISPAT ISCOR LIMITED ADR
HOLDERS NEED NOT TAKE ANY
ACTION.  THERE WILL NOT BE
AN EXCHANGE; EXISITING
ADRs WILL AUTOMATICALLY
ASSUME THE NEW COMPANY
NAME UNDER THE NEW
EXISITNG TRADING SYMBOL
& CUSIP.


Should you require additional
clarification, please contact the The
Bank of New Yorks Shareholder
Relations at 1-888-BNY-ADRS.

The Bank of New York,
as Depositary


Dated:    March 22, 2005